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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Post-Effective Amendment No. 13 to the registration statement of Philip Morris Companies Inc. (the "Company") on Form S-14 (File No. 2-96149) and in the Company's registration statements on Form S-3 (File No. 333-35143) and Form S-8 (File Nos. 333-28631, 333-20747,
333-16127, 33-1479, 33-10218, 33-13210, 33-14561, 33-37115, 33-40110, 33-48781,
33-59109, 33-63975, 33-63977, 333-43478 and 333-43484), of our report dated
January 29, 2001 (included herein), on our audits of the consolidated financial statements of the Company, which is included in this Current Report on Form 8-K dated January 31, 2001, as indicated in Item 7 herein.

                                    /s/ PRICEWATERHOUSECOOPERS LLP


New York, New York
January 31, 2001